Chembio Diagnostics to Present at Three Conferences in January 2014

MEDFORD, N.Y., January 9, 2014 - Chembio Diagnostics, Inc. (Nasdaq:CEMI) a leader in point-of-care ("POC") diagnostic tests for infectious diseases, announced today that Lawrence A. Siebert, Chief Executive Officer, will present at three investor conferences next week.  These presentations will provide an overview of the company's products and programs as well as anticipated milestones for 2014.  Details regarding these events are as follows:

The Sidoti & Company Semi-Annual Micro-Cap Conference will take place on Monday, January 13, 2014 at The Grand Hyatt Hotel, New York City, NY.  The conference will bring together institutional money managers and management teams focused on the sub-200 million market cap sector.  At least 70 companies will tell their stories. Sidoti's stated criteria is to present "companies that have sound fundamentals and intriguing stories, show fast growth and profitability, or otherwise hold great promise, yet are largely unknown to investors". Mr. Siebert will present at 9:20am ET.  This conference is by invitation only.  For more information on the conference, please call or email Lynn Orenstein at 212-453-7031 or lorenstein@sidoti.com.

Biotech Showcase will take place from Monday, January 13 to Wednesday, January 15, 2014 at the Parc 55 Wyndham Hotel in San Francisco, CA.  Biotech Showcase is an investor and partnering conference devoted to providing private and public life sciences companies with an opportunity to present to, and meet with, investors and pharmaceutical executives in one place during the course of one of the industry's largest annual healthcare investor conferences.  Registration information for Biotech Showcase can be found at http://www.ebdgroup.com/bts/index.php. Mr. Siebert will present at 10:00am PT on Tuesday, January 14 in the Mission II Room with a breakout session immediately following. The Chembio presentation webcast will be available for public access via the Investor Relations section of the Chembio corporate website, www.chembio.com or at http://www.media-server.com/m/p/ekxfr29d where it will be archived for 90 days.
OneMedForum will be held from Monday, January 13 to Wednesday, January 15, 2014 at The Westin San Francisco Market Street in San Francisco, CA.  The Seventh Annual OneMedForum will focus on the new financing strategies made possible by the JOBS Act.  OneMedForum's  intent is that the conference "will focus on the areas of greatest investment opportunity in therapeutics, devices, diagnostics and health information and will also showcase the most promising microcap public companies and high growth private (pre-IPO) companies". Mr. Siebert will present at 2:00pm PT on Tuesday, January 14. Registration information for OneMedForum can be found at http://www.onemedconferences.com.
To schedule a meeting with Chembio management at any of these conferences, please contact Stephanie Diaz at 415-675-7401 or sdiaz@vidasp.com.

About Chembio Diagnostics
Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $10 billion point-of-care testing market. Chembio's two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere, Inc. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors. Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 200 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485. For more information, please visit: www.chembio.com.
Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed a review or audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

CONTACTS:

Chembio Diagnostics
Susan Norcott
631-924-1135 ext. 125
snorcott@chembio.com

Vida Strategic Partners (investors)
Stephanie C. Diaz
(415) 675-7401
sdiaz@vidasp.com